UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 22, 2015

CASPIAN SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-33215	87-0617371
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification Number)

2319 Foothill Drive, Suite 160, Salt Lake City, Utah
(Address of principal executive offices)

84109
(Zip code)

(801) 746-3700
(Registrant’s telephone number, including area code)

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal or resignation of independent registered public accounting firm

Caspian Services, Inc. (the “Company”) was recently notified that the Haynie & Company, CPAs (“Haynie”) audit partner on its account had left the firm to join the firm of WSRP, LLC (“WSRP”).  As a result, the Company dismissed Haynie effective September 22, 2015.  The dismissal was approved by the board of directors (the “Board”) of the Company.

Haynie’s reports on the financial statements for the fiscal years ended September 30, 2014 and 2013 contained a going concern note resulting from the fact that the Company had negative working capital in each of the past two fiscal years. Other than the foregoing, Haynie’s reports on the financial statements for the fiscal years ended September 30, 2014 and 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and the period through September 22, 2015, there were no disagreements with Haynie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Haynie, would have caused it to make reference to the subject matter of the disagreements in connection with its report. Further, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K occurring during the Company’s two most recent fiscal years and through the period through September 22, 2015.

The Company provided a copy of the foregoing disclosures to Haynie prior to the date of the filing of this report and requested that Haynie furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements in this Item 4.01. A copy of the letter furnished in response to that request is filed as Exhibit 16.1 to this Form 8-K.

(b) New independent registered public accounting firm

On September 22, 2015, the Company engaged WSRP as its new independent registered public accounting firm.  The decision to engage WSRP was approved by the Board. One of the partners with WSRP is the same auditor who was engaged on the audit of the Company while at Haynie.

During the fiscal years ended September 30, 2014 and 2013 and during any subsequent interim period preceding the date of engagement, neither the Company, nor anyone acting on its behalf, consulted with WSRP regarding:

•
the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice rendered that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

•	any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K.)

Item 9.01  Financial Statements and Exhibits

           (d)   Exhibits

Exhibit 16.1	Letter from Haynie & Company, CPAs, to the Securities and Exchange Commission, dated September 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASPIAN SERVICES, INC.

Date: September 24, 2015	By:	/s/ Alexey Kotov
Alexey Kotov
Chief Executive Officer